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Exhibit 23.1 Consent of Independent Accountants

Consent of Independent Accountants

        As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K/A2, into the Company's previously filed registration statements on Form S-8 (File Nos. 333-21747, 333-21749, 333-77669, 333-77671, 333-78837, 333-78891, 333-38612, 333-38614, 333-45694, 333-45698, 333-75506 and 333-75508) and Form S-3 (File No. 333-84319).

Arthur Andersen LLP

Los Angeles, California
May 24, 2002.

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Consent of Independent Accountants